As filed with the Securities and Exchange Commission on November 20, 2009
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ArvinMeritor, Inc.
(Exact name of registrant as specified in its charter)

2135 West Maple Road
Troy, Michigan 48084-7186
Indiana (State or other jurisdiction of incorporation or organization)	(248) 435-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	38-3354643 (I.R.S. Employer Identification No.)

Vernon G. Baker, II, Esq.
Senior Vice President and General Counsel
ArvinMeritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186
(248) 435 1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Marc A. Alpert, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408 5100
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Unit(1)	Price(1)(2)	Registration Fee(3)
Debt Securities	(4)(5)
Common Stock, par value $1 per share (including the associated preferred share purchase rights)	(4)
Preferred Stock	(4)
Warrants	(6)
Guarantees of Debt Securities				(7)
Total	$750,000,000	100%	$750,000,000	$41,850

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The registrant is hereby registering an indeterminate amount and number of each identified class of securities up to a proposed maximum aggregate offering price of $750,000,000, which may be offered from time to time at indeterminate prices. The amount of subsidiary guarantees offered and sold will be equal to the amount of debt securities offered and sold, and will in no event exceed $750,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)	Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based on the maximum aggregate offering price of all securities listed in the table above.

(4)	The registrant is hereby registering an indeterminate number of shares of common stock and preferred stock and an indeterminate principal amount of debt securities that may be issued upon conversion or exchange of the securities issued hereunder. No separate consideration will be received for any shares of common stock, preferred stock or debt securities so issued upon conversion or exchange.

(5)	If any such debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such amount shall result in an aggregate principal amount equivalent to or less than the dollar amount registered at the time of the initial offering.

(6)	Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

(7)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
	Jurisdiction of	Standard
	Incorporation	Industrial	I.R.S. Employer
	or	Classification	Identification
Name of Additional Registrant*	Organization	Code Number	Number
Arvin Cayman Islands, Ltd.	Cayman Islands	3714	98-0338029
Arvin European Holdings (UK) Limited	United Kingdom	3714	38-3559691
Arvin Holdings Netherlands B.V.	Netherlands	3714	98-0589784
Arvin Innovation Holdings, Inc.	Delaware	3714	26-4240411
Arvin Innovation Management, Inc.	Delaware	3714	25-1221513
Arvin Innovation Mexico Holdings II, LLC	Delaware	3714	26-3131998
Arvin Innovation Mexico Holdings III, LLC	Delaware	3714	26-3790510
Arvin Industries Foreign Sales Corporation	Virgin Islands of the United States	3714	66-0417358
Arvin International Holdings, LLC	Delaware	3714	90-0218822
Arvin Replacement Products Finance, LLC	Delaware	3714	38-3617890
Arvin Technologies, Inc.	Michigan	3714	38-3349979
ArvinMeritor Assembly, LLC	Delaware	3714	38-3617889
ArvinMeritor Brake Holdings, Inc.	Delaware	3714	25-1251994
ArvinMeritor B.V.	Netherlands	3714	52-2196515
ArvinMeritor Filters Holding Co., LLC	Delaware	3714	38-2060287
ArvinMeritor Filters Operating Co., LLC	Delaware	3714	73-1305936
ArvinMeritor Former Ride Control Operating Co., Inc.	Delaware	3714	36-3739286
ArvinMeritor Holdings, LLC	Delaware	3714	74-3189806
ArvinMeritor Holdings Mexico, LLC	Delaware	3714	98-0439989
ArvinMeritor, Inc., a Nevada Corporation	Nevada	3714	52-2092391
ArvinMeritor Investments, LLC	Delaware	3714	98-0216621
ArvinMeritor Limited	United Kingdom	3714	98-0110847
ArvinMeritor Mascot, LLC	Delaware	3714	26-2497100
ArvinMeritor OE, LLC	Delaware	3714	38-3622443
Arvinmeritor Sweden AB	Sweden	3714	98-0473144
ArvinMeritor Technology, LLC	Delaware	3714	52-2196523
Arvinyl West, Inc.	California	3714	95-1934716
AVM, Inc.	South Carolina	3714	36-3739285
Euclid Industries, LLC	Delaware	3714	38-3442143
Gabriel Europe, Inc.	Delaware	3714	36-2809524
Maremont Corporation	Delaware	3714	13-2986138
Maremont Exhaust Products, Inc.	Delaware	3714	36-3739284
Meritor Cayman Islands, Ltd.	Cayman Islands	3714	38-3559688
Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.	Delaware	3714	38-3441039
Meritor Heavy Vehicle Systems, LLC	Delaware	3714	38-3371768
Meritor Heavy Vehicle Systems (Mexico), Inc.	Delaware	3714	38-3436042
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	3714	25-1407192
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	3714	38-3436040
Meritor Holdings Netherlands B.V.	Netherlands	3714	98-0218743
Meritor Light Vehicle Systems (Spain), Inc.	Delaware	3714	52-2092227
Meritor Luxembourg S.A.R.L.	Luxembourg	3714	98-0217915
Meritor Management, Inc.	Delaware	3714	26-3151995
Meritor Technology, Inc.	Delaware	3714	98-0272396
Meritor Transmission Corporation	Delaware	3714	38-3481985

*	Addresses and telephone numbers of principal executive offices are the same as those of ArvinMeritor, Inc.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2009
The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer, solicitation or sale is not permitted.
PROSPECTUS
ArvinMeritor, Inc.
Debt Securities
Common Stock
(including the associated preferred share purchase rights)
Preferred Stock
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Warrants to Purchase Preferred Stock
Guarantees of Debt Securities

We may use this prospectus at any time or from time to time to offer, in one or more offerings, our debt securities, shares of our common stock, shares of our preferred stock, or warrants to purchase our debt securities, common stock or preferred stock. Any or all of the securities may be offered and sold separately or together. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements before you invest.
We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
Our common stock is listed on the New York Stock Exchange under the symbol “ARM”.
Investing in these securities involves certain risks. See “Risk Factors” on page 4. You should carefully consider the risk factors described in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or in any applicable prospectus supplement before you decide to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2009.

Page
ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	2
DOCUMENTS INCORPORATED BY REFERENCE	2
CAUTIONARY STATEMENT	3
OUR COMPANY	4
RISK FACTORS	4
USE OF PROCEEDS	4
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF THE WARRANTS	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	22
EXPERTS	22
EX-4.4E
EX-5.1
EX-5.2
EX-12
EX-23.1
EX-23.4
EX-23.5
EX-24
EX-25.1
EX-25.2

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, our debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock or preferred stock or any combination of the securities described in this prospectus, up to a maximum aggregate offering price of $750,000,000. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering.
This prospectus provides you with a general description of the securities we may offer and the manner in which we may offer them. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the manner in which they will be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements together with the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”.
You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document or that the information we have filed and will file with the SEC that is incorporated by reference in this prospectus is accurate as of any date other than the filing date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “ArvinMeritor”, “the company”, “we”, “us” and “our” are to ArvinMeritor, Inc., its subsidiaries and its predecessors, unless the context indicates otherwise. The term “you” refers to a prospective investor.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.arvinmeritor.com. The information contained on and linked from our Internet site is not incorporated by reference into this prospectus.
You may also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.
DOCUMENTS INCORPORATED BY REFERENCE
We are “incorporating by reference” in this prospectus specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information contained in documents that we file in the future with the SEC automatically will update and supersede earlier information contained in or incorporated by reference in this prospectus or a prospectus supplement (any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded).
We incorporate by reference in this prospectus the documents listed below and any documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering under this prospectus:
•	Our Annual Report on Form 10-K for the year ended September 27, 2009;

•	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended September 27, 2009;

•	Our current report on Form 8-K filed on November 12, 2009; and

•	The description of our common stock contained in our Registration Statement on Form S-4, as amended (File No. 333-36448), dated June 2, 2000, including any amendment or report that updates such description.
Notwithstanding the foregoing, we are not incorporating any document or information furnished and not filed in accordance with SEC rules. Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material to ArvinMeritor, Inc., 2135 West Maple Road, Troy, Michigan 48084-7186, Attention: Investor Relations, (248) 435-1000.
CAUTIONARY STATEMENT
This prospectus, and documents that are incorporated by reference in this prospectus, contain statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. There are risks and uncertainties as well as potential substantial costs relating to our announced plans to divest the body systems business of our Light Vehicle Systems segment (“LVS”) and any of the strategic options under which to pursue such divestiture. In the case of any sale of all or a portion of the business, these risks and uncertainties include the timing and certainty of completion of any sale, the terms upon which any purchase and sale agreement may be entered into (including potential substantial costs) and whether closing conditions (some of which may not be within our control) will be met. In the case of any shut down of portions of the business, these risks and uncertainties include the amount of substantial severance and other payments as well as the length of time we will continue to have to operate the business, which is likely to be longer than in a sale scenario. There is also a risk of loss of customers of this business due to the uncertainty as to the future of this business. In addition, actual results may differ materially from those projected as a result of substantial costs, certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; the demand for commercial, specialty and light vehicles for which we supply products; availability and sharply rising costs of raw materials, including steel; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); whether our liquidity will be affected by declining vehicle production volumes in the future; original equipment manufacturer (“OEM”) program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures;

the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability, warranty and recall claims; rising costs of pension and other postretirement benefits; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 27, 2009 and from time to time in our other filings with the SEC. See also the following portions of our Annual Report on Form 10-K for the year ended September 27, 2009: Item 1. Business, “Customers; Sales and Marketing”; “Competition”; “Raw Materials and Supplies”; “Strategic Initiatives”; “Employees”; “Environmental Matters”; “International Operations”; and “Seasonality; Cyclicality”; Item 1A. Risk Factors; Item 3. Legal Proceedings; and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
OUR COMPANY
We are a premier global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers (“OEMs”) and the aftermarket for the commercial vehicle, transportation and industrial sectors. We serve commercial truck, trailer, off-highway, military, bus and coach and other industrial OEMs and certain aftermarkets, and light vehicle OEMs.
We were incorporated in Indiana in 2000 in connection with the merger of Arvin Industries, Inc. and Meritor Automotive, Inc. Our executive offices are located at 2135 West Maple Road, Troy, Michigan 48084. Our telephone number is (248) 435-1000.
Our fiscal year ends on the Sunday nearest September 30. Our fiscal quarters end on the Sundays nearest December 31, March 31 and June 30. All year and quarter references relate to our fiscal year and fiscal quarters, unless otherwise stated. For ease of presentation, September 30, December 31 and March 31 are sometimes used in this prospectus to represent our fiscal year end, fiscal first quarter end and fiscal second quarter end, respectively.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the information included and incorporated by reference in this prospectus and the applicable prospectus supplement before you decide to purchase these securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended September 27, 2009, as updated by periodic and current reports that we file with the SEC after the date of this prospectus. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in these securities. Please also refer to the section above entitled “Cautionary Statement”.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we anticipate that the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Net proceeds may be temporarily invested before use.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended September 30,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	N/A(1)	1.69	N/A(2)	N/A(3)	1.04
For purposes of this table: “Earnings” are defined as pre-tax income from continuing operations adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.

(1)	The ratio coverage was less than 1:1. The company would have needed to generate additional pretax earnings of $351 million to achieve coverage of 1:1.

(2)	The ratio coverage was less than 1:1. The company would have needed to generate additional pretax earnings of $110 million to achieve coverage of 1:1.

(3)	The ratio coverage was less than 1:1. The company would have needed to generate additional pretax earnings of $4 million to achieve coverage of 1:1.
DESCRIPTION OF DEBT SECURITIES
We may issue the debt securities offered by this prospectus under an existing indenture dated as of April 1, 1998, as supplemented as of July 7, 2000, July 6, 2004 and June 23, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee. We have summarized certain provisions of this indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. In addition to our existing indenture described below, we may issue subordinated and/or convertible debt securities, pursuant to another indenture to be entered into after the date of this prospectus, the form of which has been filed as an exhibit to the registration statement for the securities that we have filed with the SEC. If we elect to issue debt securities under another indenture, we will describe certain provisions of that indenture in a supplement to this prospectus. To the extent that debt securities are guaranteed, the guarantees will be set forth in the applicable indenture or supplements thereto.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus.
We encourage you to carefully read the summary below, the applicable prospectus supplements and the indenture.
General
Our existing indenture provides that we may issue debt securities in one or more series and does not limit the amount of debt securities that may be issued. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may issue debt securities with terms different from those of debt securities that we have previously issued. We may also issue additional amounts of a series of debt securities without the consent of the holders of that series.
The applicable prospectus supplement will describe the terms of any series of debt securities being offered, including the following:
•	the title and principal amount of the series,

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;

•	the date or dates on which the principal (and any premium) will be payable, or the method for determining these date(s);

•	the interest rate or rates, or the method of determining the rate or rates, at which the debt securities will bear interest;

•	the date or dates from which interest will accrue and the date or dates on which interest will be payable;

•	the place or places where payments will be made;

•	any provisions for redemption of the debt securities at our option;

•	any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	whether we will issue the debt securities as registered securities, bearer securities or both, and other terms with respect to bearer securities;

•	whether we will issue the debt securities in the form of global securities, the depositary for global securities and provisions for depository arrangements and other applicable terms;

•	whether we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

•	any provision that would determine payments on the debt securities by reference to an index;

•	the person to whom we will pay any interest, if other than the record holder on the applicable record date;

•	the manner in which we will pay interest on any bearer debt security, if other than upon presentation and surrender of the coupons;

•	the manner in which any interest payable on any temporary global security will be paid on an interest payment date;

•	any changes in or additions to the events of default or covenants contained in the indenture;

•	any defeasance or covenant defeasance provisions;

•	the designation of the initial exchange rate agent, if applicable;

•	any conversion or exchange features of the debt securities;

•	the terms of subordination applicable to any series of subordinated securities;

•	the identity of the trustee, authenticating agent, security registrar and/or paying agent, if other than the trustee; and

•	any other terms of the debt securities (which will not conflict with the terms of the indenture).
We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any material special U.S. federal income tax considerations or other material special considerations applicable to debt securities we sell at an original issue discount, we will describe them in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement any material special U.S. federal income tax considerations and any other material special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described under “—Covenants” below or as may be made applicable to the debt securities as described in the applicable prospectus supplement, there are no covenants or other provisions contained in the indenture that may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us.
Form and Denominations
We may issue a particular series of debt securities as registered securities, bearer securities or as both registered and bearer securities. Unless we indicate otherwise in the applicable prospectus supplement, we will issue registered securities denominated in U.S. dollars in multiples of $1,000 and bearer securities denominated in U.S. dollars in multiples of $10,000. The indenture provides that we may issue debt securities in global form and in any denomination. Please see “—Global Securities” below. Unless otherwise indicated in the applicable prospectus supplement, bearer securities (other than global securities) will have interest coupons attached.
Registration, Transfer and Exchange
A holder may exchange registered debt securities for other registered debt securities of the same series, in authorized denominations and with the same principal amount and terms. If debt securities of any series may be issued in both registered and bearer form, the holder may, subject to applicable laws, exchange bearer debt securities for registered debt securities of the same series, in authorized denominations and with the same principal amount and terms. All unmatured coupons, and all matured coupons in default, must be surrendered with the bearer debt security, with one exception. If a holder surrenders bearer debt securities in exchange for registered debt securities of the same series after a record date for the payment of interest and before the interest payment date, the bearer debt securities will be surrendered without the coupon relating to the interest payment. Interest will not be payable in respect of the registered debt security issued in exchange for the bearer debt security, and will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Unless otherwise specified in the prospectus supplement relating to a particular series, bearer debt securities will not be issued in exchange for registered debt securities.
Debt securities may be exchanged, and a transfer of registered debt securities may be registered, at the office of the security registrar. We may also designate a transfer agent for this purpose for any series of debt securities. No service charge will be made for any exchange or transfer, but payment of any taxes or other governmental charges will be required. We may change the place for exchange and registration of transfer, and may rescind any designation of a transfer agent, at any time. If debt securities of a series are issuable in registered form, we will be required to maintain a transfer agent in each place of payment for that series. If debt securities of a series are issuable in bearer form, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.
If debt securities of a particular series are to be redeemed, we will not be required to issue, exchange or register the transfer of:
•	any debt securities of that series, during a period beginning 15 days before selection of debt securities to be redeemed and ending at the close of business on the day the redemption notice is mailed (in the case of registered debt securities) or the day the notice of redemption is first published (in the case of bearer debt securities);

•	any registered debt security selected for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	any bearer debt security selected for redemption unless it is exchanged for a registered debt security of that series and the registered debt security is then surrendered for redemption.
Global Securities
We may issue one or more series of the debt securities in the form of global securities that will be deposited with a depositary. This means that we will not issue certificates to each holder of debt securities of that series. Instead, one or more global securities will be issued to the depositary, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased these debt securities. The participant will then keep a record of its clients who purchased these debt securities.
Beneficial interests in global securities will be shown on, and transfers of those interests will be made only through, records maintained by the depositary and its participants. We will make payments on the debt securities represented by a global security only to the depositary, as the registered holder of these debt securities. All payments to the participants are the responsibility of the depositary, and all payments to the beneficial holders of the debt securities are the responsibility of the participants.
Certificates for the debt securities of the series in question may be issued to beneficial holders in some circumstances, including termination of the depositary arrangements by us or the depositary.
If debt securities are to be issued as global securities, the prospectus supplement will name the depositary and will describe the depository arrangements and other applicable terms.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payments for registered debt securities will be made at the office of the trustee in New York, New York. However, we may choose instead to pay interest on registered debt securities by (i) check mailed to the address of the registered owner or (ii) transfer to an account located in the United States maintained by the registered owner. Unless otherwise indicated in the applicable prospectus supplement, each interest payment on registered debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.
We may from time to time designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.
Payments on any debt securities that are payable in a currency other than dollars may be made in dollars in certain circumstances when that currency is no longer used. The prospectus supplement for any such debt securities will describe the circumstances in which this will occur.
Any moneys we deposit with the trustee or paying agent for the payment of principal (or premium, if any) or interest, if any, on any debt security or coupon that remains unclaimed at the end of two years after the payment is due and payable will be repaid to us upon our request. Thereafter, the holder of the debt security or coupon will look only to us for that payment.
Guarantees
Certain subsidiaries of ours named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.
Certain Definitions
The following is a summary of certain defined terms used in the restrictive covenants contained in the indenture. We refer you to the indenture for a full description of all of these terms, as well as any other terms used for which no definition is provided.
•	“Subsidiary” means a corporation of which we directly or indirectly own sufficient shares of voting stock to elect a majority of the board of directors.

•	“Restricted subsidiary” means any subsidiary other than an unrestricted subsidiary. “Wholly-owned restricted subsidiary” means a restricted subsidiary of which we directly or indirectly own all of the outstanding capital stock and all of the funded debt.

•	“Unrestricted subsidiary” means any subsidiary we designate as such from time to time. We may from time to time designate any restricted subsidiary as an unrestricted subsidiary and any unrestricted subsidiary as a restricted subsidiary; provided that:
•	we may not designate a subsidiary as an unrestricted subsidiary unless at the time of the designation the subsidiary does not own, directly or indirectly, any capital stock of any restricted subsidiary or any funded debt or secured debt of ours or any of our restricted subsidiaries; and

•	we may not designate a subsidiary as restricted or unrestricted unless, immediately after the designation, no default or event of default under the indenture will exist.
Unrestricted subsidiaries will not be restricted by the various provisions of the indenture applicable to restricted subsidiaries, and the debt of unrestricted subsidiaries will not be consolidated with that of us or our restricted subsidiaries in calculating consolidated funded debt under the indenture.
•	“Consolidated funded debt” means the funded debt of us and our restricted subsidiaries, determined in accordance with generally accepted accounting principles. “Funded debt” means (a) indebtedness for money borrowed having a maturity of more than 12 months, (b) certain obligations in respect of lease rentals and (c) the higher of the par value or liquidation value of preferred stock of a restricted subsidiary that is not owned by us or a wholly-owned restricted subsidiary, but does not include certain debt subordinate to the debt securities.

•	“Secured debt” means indebtedness for money borrowed (other than indebtedness among us and our restricted subsidiaries), which is secured by a mortgage or other lien on any principal property of ours or a restricted subsidiary or a pledge, lien or other security interest on the stock or indebtedness of a restricted subsidiary.

•	“Principal property” includes any real property (including buildings and other improvements) of ours or a restricted subsidiary, owned at or acquired after April 1, 1998 (other than any pollution control facility, cogeneration facility or small power production facility acquired after April 1, 1998), which (i) has a book value in excess of 2.5% of consolidated net tangible assets and (ii) in the opinion of our board of directors is of material importance to the total business conducted by us and our restricted subsidiaries as a whole.

•	“Consolidated net tangible assets” means, at any date of computation, the total amount of our consolidated assets and our consolidated subsidiaries, less the sum of (a) all current liabilities, except for (i) any short-term debt, (ii) any current portion of long-term debt and (iii) any current portion of obligations under capital leases, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (less unamortized debt premium) and other like intangibles as shown on a balance sheet of us and our consolidated subsidiaries prepared not more than 90 days prior to the date of computation, in all cases computed in accordance with generally accepted accounting principles.

•	“Sale and lease-back transaction” means, subject to certain exceptions, sales or transfers of any principal property owned by us or any restricted subsidiary which has been in full operation for more than 180 days prior to the sale or transfer, where we have or the restricted subsidiary has the intention of leasing back the property for more than 36 months but discontinuing the use of the property on or before the expiration of the term of the lease.
Covenants
Limitations on Liens. We and our restricted subsidiaries may not create, incur, assume or suffer to exist any secured debt without equally and ratably securing the outstanding debt securities. These restrictions do not apply to:
•	secured debt existing at April 1, 1998;

•	liens on property acquired or constructed after April 1, 1998 by us or a restricted subsidiary and created at the time of, or within twelve months after, the acquisition or the completion of the construction to secure all or any part of the purchase price of the property or the cost of the construction;

•	mortgages on property of ours or a restricted subsidiary created within twelve months of completion of construction of a new plant or plants on the property to secure all or part of the cost of the construction;

•	liens on property existing at the time the property is acquired;

•	liens on stock acquired after April 1, 1998 by us or a restricted subsidiary if the aggregate cost of all such stock does not exceed 15% of consolidated net tangible assets;

•	liens securing indebtedness of a successor corporation of ours to the extent permitted by the indenture;

•	liens securing indebtedness of a restricted subsidiary outstanding at the time it became a restricted subsidiary;

•	liens securing indebtedness of any person outstanding at the time it is merged with or substantially all its properties are acquired by us or any restricted subsidiary;

•	liens on property or on the outstanding shares or indebtedness of a corporation existing at the time the corporation becomes a restricted subsidiary;

•	liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement between us or any restricted subsidiary and any federal, state or municipal government or other governmental body or agency;

•	extensions, renewals or replacements of the foregoing permitted liens to the extent of their original amounts;

•	liens in connection with government and certain other contracts;

•	certain liens in connection with taxes or legal proceedings;

•	certain other liens not related to the borrowing of money; and

•	liens in connection with sale and lease-back transactions as described under “—Limitations on Sale and Lease-Back”.
In addition, we and our restricted subsidiaries may have secured debt not otherwise permitted without equally and ratably securing the outstanding debt securities if the sum of:
•	the amount of such secured debt, plus

•	the aggregate value of sale and lease-back transactions (subject to certain exceptions) described below, does not exceed 15% of consolidated net tangible assets.
Limitations on Sale and Lease-Back. Sale and lease-back transactions are prohibited unless:
•	we or our restricted subsidiaries are entitled to incur secured debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the outstanding debt securities; or

•	an amount equal to the greater of net proceeds of the sale or fair value of the property sold as determined by our board of directors is applied within 180 days of the transaction:

•	to the retirement of consolidated funded debt or indebtedness of ours or a restricted subsidiary that was funded debt at the time it was created; or

•	to the purchase of other principal property having a value at least equal to the greater of such amounts; or
•	the sale and lease-back transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between us or any restricted subsidiary and any federal, state, municipal government or other governmental body or agency.
Limitations on Certain Consolidations, Mergers and Sales of Assets. We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any other entity, so long as certain specified conditions are met, including:
•	the corporation surviving the merger or consolidation, or which acquires the assets, is organized under the laws of the United States, or any state of the United States, and expressly assumes our obligations under the indenture; and

•	after giving effect to the transaction, there is no event of default under the indenture (as defined below) or event which, after notice or lapse of time or both, would become an event of default.
If, upon our merger or consolidation or any conveyance or transfer of our properties and assets, any principal property of ours or a restricted subsidiary would become subject to any mortgage, security interest, pledge, lien or encumbrance not otherwise permitted under the indenture, we will, prior to the transaction, secure the outstanding debt securities, equally and ratably with any other indebtedness then entitled to be so secured, by a direct lien on the principal property and certain other properties. The successor corporation formed by the consolidation or merger, or to which the conveyance or transfer is made, shall succeed to and be substituted for us under the indenture and thereafter we will be relieved of all obligations and covenants under the indenture, the debt securities and any coupons.
Defeasance and Covenant Defeasance
Defeasance. The prospectus supplement will state whether the indenture’s defeasance provisions apply to the series of debt securities being offered. If these provisions do apply, we will be discharged from our obligations in respect of the debt securities of the series if we irrevocably deposit with the trustee, in trust, sufficient money or U.S. government securities to pay the principal of (and premium, if any) and interest, if any, and any other sums payable on the debt securities when due. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to the same federal income tax consequences as if the deposit, defeasance and discharge had not occurred. The opinion must be based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law that occurred after April 1, 1998. In the event of the deposit and discharge, the holders of the debt securities would thereafter be entitled to look only to the trust fund for payments on the debt securities.
Covenant Defeasance. The prospectus supplement will state whether the indenture’s covenant defeasance provisions apply to the series of debt securities being offered. If these provisions apply, (i) we may omit to comply with certain covenants (including the limitations on liens and sale and lease-back transactions) and (ii) the noncompliance will not be deemed to be an event of default under the indenture and the debt securities, if we irrevocably deposit with the trustee, in trust, sufficient money or U.S. government securities to pay the principal of (and premium, if any), interest, if any, and any other sums payable on the debt securities when due. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of certain obligations and will be subject to the same federal income tax consequences as if the deposit, defeasance and discharge had not occurred. Our obligations under the indenture and debt securities other than with respect to the covenants referred to above and the events of default other than the event of default referred to above will remain in full force and effect.

Modification of Indenture and Waiver of Certain Covenants
Without the consent of the holders of the debt securities of each series affected, we and the trustee may execute a supplemental indenture for limited purposes, including adding to our covenants or events of default, curing ambiguities, appointing a successor trustee and other changes that do not adversely affect the rights of a holder of debt securities.
With the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected, we and the trustee may also execute a supplemental indenture to change the indenture or modify the rights of the holders of debt securities of any series. However, the consent of the holder of each outstanding debt security affected is required for execution of a supplemental indenture that would (i) change the maturity of principal of or interest, if any, on any debt security, reduce the amount of any principal, premium or interest payment, change the currency in which any debt security is payable or impair the right to bring suit to enforce any payment rights, or (ii) reduce the percentage of holders of debt securities of the series whose consent is required to authorize the supplemental indenture.
The holders of a majority of the outstanding principal amount of the debt securities of any series may waive our compliance with certain covenants in the indenture with respect to that series.
The indenture contains provisions for determining whether the holders of the requisite percentage of outstanding principal amount of a series of debt securities have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities, in cases where debt securities were issued at a discount, where the principal amount was denominated in a foreign currency, or where the principal amount is determined with reference to an index. In addition, for these purposes, debt securities owned by us or our affiliates are deemed not to be outstanding. The indenture also contains provisions for convening meetings of the holders of a series issuable as bearer debt securities, which may be called by the trustee and also by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series.
Defaults and Certain Rights on Default
An “event of default” with respect to any series of debt securities is defined in the indenture as any of the following events:
•	failure to pay any interest on the debt securities of the series for 30 days after it is due;

•	failure to pay principal of (and premium, if any, on) the debt securities of the series when due, whether at maturity, upon acceleration or upon redemption;

•	failure to perform any other covenant in the indenture for 90 days after notice;

•	certain events of bankruptcy, insolvency, receivership or reorganization relating to us; or

•	any other event of default made applicable to a particular series of debt securities and described in the applicable prospectus supplement for that series.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series. We are required to deliver to the trustee annually a written statement as to the fulfillment of our obligations under the indenture.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of the series may declare the principal amount of all the debt securities of the series to be immediately due and payable. The declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding principal amount of the debt securities of the series.
Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities, unless the holders offer to the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, subject to certain limitations described in the indenture, the holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The holders of a majority of the outstanding principal amount of the debt securities of any series may waive any past default with respect to debt securities of the series except a default in payment on any of the debt securities of the series or a default with respect to a covenant that cannot be modified without the consent of the holder of each debt security affected.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common stock or other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of debt securities would be subject to adjustment.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee
The trustee is one of a number of banks with which we maintain ordinary banking relationships and credit facilities.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, as amended or superseded by any applicable prospectus supplement, includes a summary of certain provisions of our restated articles of incorporation, our amended by-laws and our shareholder rights plan. This description is subject to the detailed provisions of, and is qualified by reference to, our restated articles of incorporation, our amended by-laws and our shareholder rights plan, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
We are authorized to issue (1) 500,000,000 shares of common stock, with a par value of $1 per share, of which 74,269,521 shares were outstanding as of November 2, 2009 and (2) 30,000,000 shares of preferred stock, without par value, of which 2,000,000 shares are designated as Series A Junior Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. For a more detailed discussion of our preferred share purchase rights and how they relate to our common stock, see “—Shareholder Rights Plan”. The authorized shares of our common stock and preferred stock are available for issuance without further action by our shareowners, unless the action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareowners is not so required, our board of directors may determine not to seek shareowner approval.
Certain of the provisions described below could have the effect of discouraging transactions that might lead to a change of control of us. In addition, see “—Shareholder Rights Plan” below. These provisions:
•	establish a classified board of directors whereby our directors are elected for staggered terms in office so that only one-third of our directors stand for election in any one year;

•	require shareowners to provide advance notice of any shareowner nominations of directors or any proposal of new business to be considered at any meeting of shareowners;

•	require a supermajority vote to remove a director or to amend or repeal certain provisions of our restated articles of incorporation;

•	require that any action by written consent of shareowners without a meeting be unanimous;

•	preclude shareowners from amending our by-laws or calling a special meeting of shareowners; and

•	include fair price provisions and other restrictions on certain business combinations.
Common Stock
Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.
Each holder of our common stock is entitled to one vote for each share of common stock outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. Our restated articles of incorporation provide that, unless otherwise determined by our board of directors, no holder of our common stock has any preemptive right to purchase or subscribe for any stock of any class which we may issue or sell.
The Bank of New York is the transfer agent and registrar for our common stock.
Preferred Stock
General. Our restated articles of incorporation permit us to issue up to 30,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareowners. The designations and the relative rights, preferences and limitations of the preferred stock of each series will be fixed by an amendment to our restated articles of incorporation relating to each series adopted by our board, including:
•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the terms of any sinking fund for the purchase or redemption of the shares of the series;

•	the amounts payable on shares in the event of liquidation, dissolution or winding up;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into our shares of any other class or series or any other securities of ours or of any other corporation;

•	the restrictions on the issuance of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.
Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt.
Series A Junior Participating Preferred Stock
Our restated articles of incorporation authorize us to issue up to 2,000,000 shares designated as “Series A Junior Participating Preferred Stock”. For a description of the Series A Junior Participating Preferred Stock, see “—Shareholder Rights Plan”.

Certain Provisions in our Restated Articles of Incorporation and Amended By-Laws
Our restated articles of incorporation and amended by-laws contain various provisions intended to (1) promote the stability of our shareowner base and (2) render more difficult certain unsolicited or hostile attempts to take us over which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.
Pursuant to our restated articles of incorporation, the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes, each class to consist as nearly as possible of one-third of the directors. Our amended by-laws provide that directors elected by shareowners at an annual meeting of shareowners will be elected by a plurality of all votes cast. Under our majority voting policy (which is not part of our by-laws), any nominee for director who is elected but who receives a greater number of “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation after the certification of the shareowner vote. Our Corporate Governance and Nominating Committee considers the resignation and recommends to our board of directors what action should be taken. Under our majority voting policy, our board of directors is required to take action and publicly disclose the decision and its underlying rationale within 90 days of the shareowner vote. Currently, the terms of office of the three classes of directors expire, respectively, at our annual meetings in 2010, 2011 and 2012. The term of the successors of each such class of directors expires three years from the year of election.
Our restated articles of incorporation contains a fair price provision pursuant to which a business combination (as defined in our restated articles of incorporation) between us or one of our subsidiaries and an interested shareowner (as defined in our restated articles of incorporation) requires approval by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by at least two-thirds of the continuing directors (as defined in our restated articles of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met.
Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the amendment, repeal or adoption were approved by at least two-thirds of the continuing directors.
Our restated articles of incorporation and amended by-laws provide that a special meeting of shareowners may be called only by a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies. Shareowners are not permitted to call, or to require that the board of directors call, a special meeting of shareowners. Moreover, the business permitted to be conducted at any special meeting of shareowners is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our amended by-laws establish an advance notice procedure for shareowners to nominate candidates for election as directors or to bring other business before meetings of our shareowners.
Our restated articles of incorporation provide that the affirmative vote of at least 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our articles with respect to the election or removal of directors, the right to call a special shareowners’ meeting, business combinations, or the right to adopt any provision inconsistent with the preceding provisions. In addition, our restated articles of incorporation provide that our board of directors has exclusive authority to make, alter, amend and repeal our by-laws and that our shareowners have no power to do so.
Shareholder Rights Plan
Each outstanding share of our common stock also evidences one preferred share purchase right. Upon the occurrence of certain events described below, each preferred share purchase right will entitle the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, at a price of $100, subject to adjustment. The terms of the preferred share purchase rights are set forth in the rights agreement dated as of July 3, 2000 between us and The Bank of New York (as successor to EquiServe Trust Company, N.A.), as rights agent.

Until the earlier to occur of (1) ten days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding common stock (an acquiring person) or (2) ten business days, or such later date as may be determined by our board of directors prior to that time as any person or group becomes an acquiring person, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of our outstanding common stock, the earlier of those dates being called the rights distribution date, preferred share purchase rights will be attached to our common stock and will be owned by the registered owners of common stock.
Our shareholder rights plan provides that, until the preferred share purchase rights are no longer attached to our common stock, or until the earlier redemption or expiration of the preferred share purchase rights:
•	the preferred share purchase rights will be transferred with and only with common stock;

•	certificates representing our common stock and statements in respect of shares of our common stock registered in book-entry or uncertificated form will contain a notation incorporating the terms of the preferred share purchase rights by reference; and

•	the transfer of any shares of our common stock will also constitute the transfer of the associated preferred share purchase rights.
As soon as practicable following the date the preferred share purchase rights are no longer attached to our common stock, separate certificates evidencing preferred share purchase rights will be mailed to holders of record of common stock as of the close of business on the date the preferred share purchase rights are no longer attached to our common stock and the separate certificates alone will evidence preferred share purchase rights.
Preferred share purchase rights are not exercisable until the rights distribution date. Preferred share purchase rights will expire on July 7, 2010, unless this expiration date is extended or unless preferred share purchase rights are earlier redeemed by us, in each case, as described below.
The purchase price payable, and the number of shares of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the preferred share purchase rights will be subject to adjustment from time to time to prevent dilution upon the occurrence of the following events:
•	a stock dividend on, or a subdivision, combination or reclassification of, Series A Junior Participating Preferred Stock;

•	the grant to holders of shares of Series A Junior Participating Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Junior Participating Preferred Stock at a price, or securities convertible into shares of Series A Junior Participating Preferred Stock with a conversion price, less than the then current market price of the shares of Series A Junior Participating Preferred Stock; or

•	the distribution to holders of shares of Series A Junior Participating Preferred Stock of evidences of indebtedness or assets excluding regular periodic cash dividends or dividends payable in shares of Series A Junior Participating Preferred Stock or of subscription rights or warrants, other than those referred to above.
The number of outstanding preferred share purchase rights and the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock issuable upon exercise of each preferred share purchase right are also subject to adjustment in the event of a stock split of common stock or a stock dividend on common stock payable in common stock or subdivisions, consolidations or combinations of common stock occurring, in any of those cases, prior to the date the preferred share purchase rights are no longer attached to the common stock.
We cannot redeem shares of Series A Junior Participating Preferred Stock purchasable upon exercise of preferred share purchase rights. Holders of Series A Junior Participating Preferred Stock are entitled, in preference to holders of common stock, to such dividends as the board of directors may declare out of funds legally available for the purpose.

Each share of Series A Junior Participating Preferred Stock is entitled to a minimum preferential quarterly dividend payment of $1 per share but is entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, voting together with common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions.
Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each preferred share purchase right should approximate the value of one share of common stock.
In the event that, at any time after a person has become an acquiring person, we are acquired in a merger or other business combination transaction, any person consolidates with or merges into us and our common stock is changed or exchanged for securities of any other person, or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a preferred share purchase right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of a preferred share purchase right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of a preferred share purchase right. In the event that any person becomes an acquiring person, proper provision will be made so that each holder of a preferred share purchase right, other than preferred share purchase rights beneficially owned by the acquiring person, which will thereafter be void, will thereafter have the right to receive upon exercise, instead of shares of Series A Junior Participating Preferred Stock, the number of shares of common stock having a market value of two times the exercise price of a preferred share purchase right.
At any time after any person or group of affiliated or associated persons becomes an acquiring person, and prior to the acquisition by the acquiring person of 50% or more of our outstanding shares of common stock, our board of directors may exchange preferred share purchase rights, other than preferred share purchase rights owned by the acquiring person, which will have become void after the person became an acquiring person, for common stock or Series A Junior Participating Preferred Stock, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock or of a share of another series of preferred stock having equivalent rights, preferences and privileges, per preferred share purchase right, subject to adjustment.
With certain exceptions, no adjustment in the purchase price payable upon exercise of the preferred share purchase rights will be required until cumulative adjustments require an adjustment of at least 1%. No fractional shares of Series A Junior Participating Preferred Stock will be issued, other than fractions which are integral multiples of one one-hundredth of a share of Series A Junior Participating Preferred Stock, which may, at our election, be evidenced by depository receipts. Instead, an adjustment in cash will be made based on the market price of Series A Junior Participating Preferred Stock on the last trading day prior to the date of exercise.
At any time prior to any person becoming an acquiring person, our board of directors may redeem preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right. The redemption of preferred share purchase rights may be made effective at such time, on such basis and with such conditions as our board of directors may determine, in its sole discretion. Immediately upon any redemption of preferred share purchase rights, the right to exercise preferred share purchase rights will terminate and the only right of the holders of preferred share purchase rights will be to receive the redemption price.
The terms of the preferred share purchase rights may be amended by our board of directors without the consent of the holders of preferred share purchase rights, including an amendment to decrease the threshold at which a person becomes an acquiring person from 15% to not less than 10%, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of preferred share purchase rights.
Until a preferred share purchase right is exercised, the holder thereof, as such, will have no rights as a shareowner of ours, including, without limitation, the right to vote or to receive dividends.

The preferred share purchase rights will have certain anti-takeover effects. The preferred share purchase rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The preferred share purchase rights should not interfere with any merger or business combination approved by our board of directors, since the preferred share purchase rights may either be redeemed by us prior to the time that a person or group has become an acquiring person or otherwise be made inapplicable.
The foregoing summary of the material terms of the preferred share purchase rights is qualified by reference to our shareholder rights plan, a copy of which is on file with the SEC.
Indiana Restrictions on Business Combinations
The Indiana Business Corporation Law contains a statutory antitakeover defense that restricts the ability of a “resident domestic corporation” to engage in any business combination with an “interested shareholder” for five years after the interested shareholder’s date of acquiring shares unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s share acquisition date is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of these provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. These provisions do not apply to a corporation that so elects in its original articles of incorporation or in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not exclude us from these provisions.
DESCRIPTION OF THE WARRANTS
The following summarizes the terms of the debt warrants, common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a warrant agreement that we will enter into with a warrant agent we select at the time of issue.
General
We may issue warrants evidenced by warrant certificates under the warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer warrants, the applicable prospectus supplement will describe the terms of the warrants, including:
•	the price or prices at which warrants will be issued, if any;

•	the principal amount of debt securities or the number of shares of common or preferred stock purchasable upon exercise of one warrant and the initial price at which the principal amount of debt securities or shares, as applicable, may be purchased upon exercise;

•	in the case of debt warrants, the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with the underlying securities;

•	in the case of preferred stock warrants, if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the dates on which the right to exercise the warrants begins and expires;

•	if necessary, certain material United States federal income tax consequences;

•	call provisions, if any;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currencies in which the offering price and exercise price are payable;

•	the identity of the warrant agent for the warrants; and

•	if applicable, the antidilution provisions of the warrants.
Rights as Holders of Debt Securities
Debt warrant holders, as such, will not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders will not be entitled to payments of principal of and interest, if any, on the debt securities.
No Rights as Shareowners
Holders of stock warrants, as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as shareowners with respect to any meeting of shareowners, or to exercise any rights whatsoever as our shareowners.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods.
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities and the proceeds to us from the sale of the securities and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•	any securities exchanges on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
Offerings of our equity securities under this prospectus may also be made into an existing trading market for the securities in transactions at other than a fixed price, either:
•	on or through the facilities of any national securities exchange or quotation service on which the securities may be listed, quoted or traded at the time of sale; or

•	to or through a market maker otherwise than on the exchanges or quotation or trading services.
The at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Sales through Underwriters or Dealers
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in the applicable prospectus supplement in connection with any particular offering of securities.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include short sales, over-allotment and stabilizing transactions and purchases to cover positions created by short sales. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
We may sell some or all of the securities covered by this prospectus through:
•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
Direct Sales and Sales through Agents
We may sell the securities directly. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareowners. In connection with subscription offerings or the distribution of subscription rights to shareowners, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time, which agents may be affiliated with us. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment, unless otherwise specified in the applicable prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Institutional Purchasers
We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide any such arrangement, including the offering price and commissions payable on the solicitations.
Indemnification; Other Relationships
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed on for us by Chadbourne & Parke LLP, New York, New York, as to New York law, and by Baker & Daniels LLP, Indianapolis, Indiana, as to Indiana law, and if the securities are being distributed in an underwritten offering, the validity of the securities will be passed on for the underwriters by their own counsel, who will be named in the prospectus supplement.
EXPERTS
The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended September 27, 2009, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated November 18, 2009 (which reports (1) express an unqualified opinion on the consolidated financial statements and related financial statement schedule and include an explanatory paragraph relating to the company’s change in the measurement date of its defined benefit plan assets and liabilities to coincide with its year end and recognition of the funded status of its defined benefit and other postretirement plans and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated fees and expenses (other than underwriting compensation) payable by us in connection with the offering of the securities being registered.

Amount
SEC registration fee	$41,850
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Rating agency fees	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the amount of securities offered and/or the number of offerings and accordingly are not presently known and cannot be estimated at this time.
Item 15. Liability and Indemnification of Directors and Officers.
     Chapter 37 of The Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding.
     The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation or its subsidiary against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.
     Section 8.06 of ArvinMeritor’s Restated Articles of Incorporation contains provisions authorizing, to the extent permitted under the IBCL and the ArvinMeritor By-Laws, indemnification of directors and officers, including payment in advance of expenses in defending an action and maintaining liability insurance on such directors and officers. Specifically, ArvinMeritor’s By-Laws provide that ArvinMeritor will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of ArvinMeritor, or is or was serving at the request of ArvinMeritor as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity, whether or not organized or formed for profit, against expenses (including attorney’s fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. ArvinMeritor will pay, in advance of the final disposition of an action, the expenses reasonably incurred in defending such action by a person who may be entitled to indemnification. ArvinMeritor’s By-Laws also set forth particular procedures for submission and determination of claims for indemnification.
     ArvinMeritor’s directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
     ArvinMeritor and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that ArvinMeritor or such persons may be required to make in respect of such liabilities.
Item 16. Exhibits.

1*	Form of Underwriting Agreement.

4.1	Restated Articles of Incorporation of ArvinMeritor, filed as Exhibit 4.01 to ArvinMeritor’s Registration Statement on Form S-4, as amended (Registration No. 333-36448), is incorporated herein by reference.

4.2	By-Laws of ArvinMeritor, filed as Exhibit 3 to the ArvinMeritor’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2003 (File No. 1-15983), is incorporated herein by reference.

4.3	Rights Agreement, dated as of July 3, 2000, by ArvinMeritor and The Bank of New York (successor to EquiServe Trust Company, N.A.), as rights agent, filed as Exhibit 4.03 to ArvinMeritor’s Registration Statement on Form S-4, as amended (Registration No. 333 36448), is incorporated herein by reference.

4.4a	Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, filed as Exhibit 4 to Meritor Automotive Inc.’s Registration Statement on Form S-3 (Registration No. 333-49777), is incorporated herein by reference.

4.4b	First Supplemental Indenture, dated as of July 7, 2000, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, filed as Exhibit 4-b-1 to ArvinMeritor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 1-15983), is incorporated herein by reference.

4.4c	Second Supplemental Indenture, dated as of July 6, 2004, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, filed as Exhibit 4-a to ArvinMeritor’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2004 (File No. 1-15983), is incorporated by reference.

4.4d	Third Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (including Subsidiary Guaranty dated as of June 23, 2006), filed as Exhibit 4.2 to ArvinMeritor’s Current Report on Form 8-K, dated June 23, 2006 and filed on June 27, 2006 (File No. 1-15983), is incorporated herein by reference.

4.4e	Form of Indenture between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.5*	Form of Debt Securities.

4.6*	Form of any articles of amendment to the Restated Articles of Incorporation of ArvinMeritor, setting forth the preferences and rights with respect to any preferred stock issued hereunder.

4.7*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.8*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.9*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

5.1	Opinion of Chadbourne & Parke LLP.

5.2	Opinion of Baker & Daniels LLP.

12	Computation of ratio of earnings to fixed charges.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.3	Consent of Baker & Daniels LLP, contained in its opinion filed as Exhibit 5.2 to this registration statement.

23.4	Consent of Bates White LLC.

23.5	Consent of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of ArvinMeritor.

24	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of ArvinMeritor.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee under the indenture referenced in Exhibit 4.4a to this registration statement.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the form of indenture referenced in Exhibit 4.4e to this registration statement.

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.
Item 17. Undertakings.
A.  Each of the undersigned co-registrants hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)	That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR, INC.
By	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 19th day of November, 2009 by the following persons in the capacities indicated:

Signature	Title
Charles G. McClure, Jr.*	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director

Joseph B. Anderson, Jr., Rhonda L. Brooks, David W. Devonshire, Ivor J. Evans, Victoria B. Jackson, James E. Marley, William R. Newlin, and Steven G. Rothmeier*	Directors

Jeffrey A. Craig*	Senior Vice President and Chief Financial Officer (principal financial officer)

Daniel R. Hopgood*	Controller (principal accounting officer)

*By	/s/ Barbara Novak
Barbara Novak, Attorney-in-Fact**

**	By authority of the power of attorney filed as Exhibit 24 hereto

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN CAYMAN ISLANDS, LTD.
By	/s/ Vernon G. Baker, II
Vernon G. Baker, II
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Vernon G. Baker, II Vernon G. Baker, II	President (principal executive officer), Secretary, Director and Authorized U.S. Representative	November 19, 2009

/s/ Mary A. Lehmann Mary A. Lehmann	Vice President and Treasurer (principal financial and accounting officer) and Director	November 19, 2009

/s/ John A. Crable John A. Crable	Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, Michigan, on the 19th day of November, 2009.

ARVIN EUROPEAN HOLDINGS (UK) LIMITED
By	/s/ John A. Crable
John A. Crable
Director

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Aiden Lambe Aiden Lambe	Principal Executive Officer (principal executive, financial and accounting officer) and Director	November 19, 2009

/s/ Daniel R. Hopgood Daniel R. Hopgood	Director and Authorized U.S. Representative	November 19, 2009

/s/ John A. Crable John A. Crable	Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN HOLDINGS NETHERLANDS B.V.
By	/s/ John A. Crable
John A. Crable
Chief Financial Officer, Chief Accounting Officer and Director

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	Chief Financial Officer (principal financial officer), Chief Accounting Officer (principal accounting officer), Director and Authorized U.S. Representative	November 19, 2009

/s/ Rien Nuijt Rien Nuijt	Principal Executive Officer and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN INNOVATION HOLDINGS, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN INNOVATION MANAGEMENT, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN INNOVATION MEXICO HOLDINGS II, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN INNOVATION MEXICO HOLDINGS III, LLC
By	/s/ John A. Crable
John A. Crable President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN INDUSTRIES FOREIGN SALES CORPORATION
By	/s/ Jeffrey A. Craig
Jeffrey A. Craig
President

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Jeffrey A. Craig Jeffrey A. Craig	President (principal executive officer), Director and Authorized U.S. Representative	November 19, 2009

/s/ Colleen Ritter-Garvey Colleen Ritter-Garvey	Director	November 19, 2009

/s/ Diane Vucenich Diane Vucenich	Director	November 19, 2009

/s/ Mary A. Lehmann Mary A. Lehmann	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN INTERNATIONAL HOLDINGS, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN REPLACEMENT PRODUCTS FINANCE, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVIN TECHNOLOGIES, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

/s/ Scott Confer Scott Confer	Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR ASSEMBLY, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR BRAKE HOLDINGS, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable John A. Crable	President (principal executive officer), Secretary and Director	November 19, 2009

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan Kevin Nowlan	Vice President and Treasurer (principal financial officer)	November 19, 2009

/s/ Daniel Hopgood Daniel Hopgood	Vice President, Controller (principal accounting officer) and Director	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, the Netherlands, on the 19th day of November, 2009..

ARVINMERITOR B.V.
By	/s/ H.C. Nuijt
H.C. Nuijt
Managing Director

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ H.C. Nuijt H.C. Nuijt	Principal Executive Officer and Managing Director	November 12, 2009

/s/ M.L. Vingerling M.L. Vingerling	Principal Financial Officer, Principal Accounting Officer and Managing Director	November 12, 2009

/s/ Barbara Novak Barbara Novak	Authorized U.S. Representative	November 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR FILTERS HOLDING CO., LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer),
Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR FILTERS OPERATING CO., LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer),
Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19thday of November, 2009.

ARVINMERITOR FORMER RIDE CONTROL OPERATING CO., INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer),
Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR HOLDINGS, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR HOLDINGS MEXICO, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR, INC., A NEVADA CORPORATION
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR INVESTMENTS, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, Michigan, on the 19th day of November, 2009.

ARVINMERITOR LIMITED
By	/s/ Craig Schmitter
Craig Schmitter
Director

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Daniel Hopgood	Principal Executive Officer,	November 19, 2009
Daniel R. Hopgood	Director and Authorized U.S.
Representative

/s/ Craig Schmitter	Principal Financial and	November 19, 2009
Craig Schmitter	Accounting Officer
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR MASCOT, LLC
By	/s/ Joseph Mejaly
Joseph Mejaly
President

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Joseph Mejaly	President (principal	November 19, 2009
Joseph Mejaly	executive officer) and
Director

/s/ Vernon G. Baker, II	Senior Vice President and	November 19, 2009
Vernon G. Baker, II	Director

/s/ John A. Crable
John A. Crable	Vice President, Secretary	November 19, 2009
and Director

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR OE, LLC
By	/s/ James D. Donlon, III
James D. Donlon, III
President

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ James D. Donlon, III	President (principal	November 19, 2009
James D. Donlon, III	executive officer) and
Director

/s/ Vernon G. Baker, II	Senior Vice President and	November 19, 2009
Vernon G. Baker, II	Director

/s/ John A. Crable	Vice President, Secretary	November 19, 2009
John A. Crable	and Director

/s/ Jeffrey A. Craig	Senior Vice President and	November 19, 2009
Jeffrey A. Craig	Director

/s/ Daniel Hopgood	Vice President and	November 19, 2009
Daniel Hopgood	Controller (principal
accounting officer)

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR SWEDEN AB
By	/s/ Alessandro Mortali
Alessandro Mortali
Chairman

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Alessandro Mortali	Principal Executive Officer,	November 16, 2009
Alessandro Mortali	Chairman and Director

/s/ Steven McElwain	Principal Financial Officer	November 16, 2009
Steven McElwain	and Director

/s/ Per Arne Gustavsson	Controller (principal	November 16, 2009
Per Arne Gustavsson	accounting officer)

/s/ Dan Johansson	Director	November 16, 2009
Dan Johansson

/s/ Barbara Novak	Authorized U.S.	November 16, 2009
Barbara Novak	Representative

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINMERITOR TECHNOLOGY, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Scott Confer	Director	November 19, 2009
Scott Confer

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

ARVINYL WEST, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

AVM, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

EUCLID INDUSTRIES, LLC
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter Craig Schmitter	Director	November 19, 2009

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

GABRIEL EUROPE, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MAREMONT CORPORATION
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MAREMONT EXHAUST PRODUCTS, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR CAYMAN ISLANDS, LTD.
By	/s/ Mary A. Lehmann
Mary A. Lehmann
Treasurer

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Jeffrey A. Craig	President (principal	November 19, 2009
Jeffrey A. Craig	executive and financial officer), Director and Authorized U.S. Representative

/s/ Vernon G. Baker, II	Director	November 19, 2009
Vernon G. Baker, II

/s/ John A. Crable John A. Crable	Director	November 19, 2009

/s/ Mary A. Lehmann	Treasurer (principal	November 19, 2009
Mary A. Lehmann	accounting officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), INC.
By	/s/ Carsten J. Reinhardt
Carsten J. Reinhardt
President

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Carsten J. Reinhardt	President (principal	November 19, 2009
Carsten J. Reinhardt	executive officer) and Director

/s/ Vernon G. Baker, II	Director	November 19, 2009
Vernon G. Baker, II

/s/ John A. Crable	Director	November 19, 2009
John A. Crable

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR HEAVY VEHICLE SYSTEMS, LLC
By	/s/ Carsten J. Reinhardt
Carsten J. Reinhardt
President

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Carsten J. Reinhardt	President (principal	November 19, 2009
Carsten J. Reinhardt	executive officer) and Director

/s/ Vernon G. Baker, II	Senior Vice President and	November 19, 2009
Vernon G. Baker, II	Director

/s/ Jeffrey A. Craig	Director	November 19, 2009
Jeffrey Craig

/s/ John A. Crable	Director	November 19, 2009
John A. Crable

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President and	November 19, 2009
Daniel Hopgood	Controller (principal accounting officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR HEAVY VEHICLE SYSTEMS (MEXICO), INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer) and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
By	/s/ Carsten J. Reinhardt
Carsten J. Reinhardt
President

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Carsten J. Reinhardt	President (principal	November 19, 2009
Carsten J. Reinhardt	executive officer), Director
and Authorized U.S.
Representative

/s/ Vernon G. Baker, II Vernon G. Baker, II	Director	November 19, 2009

/s/ John A. Crable John A. Crable	Director	November 19, 2009

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal
financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, the Netherlands, on the 19th day of November, 2009.

MERITOR HOLDINGS NETHERLANDS B.V.
By	/s/ H.C. Nuijt
H.C. Nuijt
Managing Director

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ H.C. Nuijt	Principal Executive Officer	November 12, 2009
H.C. Nuijt	and Managing Director

/s/ M.L. Vingerling	Principal Financial Officer,	November 12, 2009
M.L. Vingerling	Principal Accounting Officer
and Managing Director

/s/ Barbara Novak	Authorized U.S.	November 19, 2009
Barbara Novak	Representative

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR LIGHT VEHICLE SYSTEMS (SPAIN), INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer),
Secretary and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal
financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR LUXEMBOURG S.A.R.L.
By	/s/ John A. Crable
John A. Crable
Manager

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	Manager (principal	November 19, 2009
John A. Crable	executive, financial and
accounting officer),
Director and Authorized
U.S. Representative

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR MANAGEMENT, INC.
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR TECHNOLOGY, INC.
By	/s/ Vernon G. Baker, II
Vernon G. Baker, II
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Vernon G. Baker, II	President (principal	November 19, 2009
Vernon G. Baker, II	executive officer) and
Secretary

/s/ John A. Crable	Director	November 19, 2009
John A. Crable

/s/ Daniel Hopgood	Director	November 19, 2009
Daniel Hopgood

/s/ Scott Confer	Director	November 19, 2009
Scott Confer

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Jeffrey A. Craig	Vice President and	November 19, 2009
Jeffrey A. Craig	Controller (principal
financial and accounting
officer)

/s/ Mary A. Lehmann	Vice President and Treasurer	November 19, 2009
Mary A. Lehmann

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of November, 2009.

MERITOR TRANSMISSION CORPORATION
By	/s/ John A. Crable
John A. Crable
President and Secretary

     Each person whose signature appears below hereby constitutes and appoints Vernon G. Baker, II, and Barbara Novak, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ John A. Crable	President (principal	November 19, 2009
John A. Crable	executive officer), Secretary
and Director

/s/ Craig Schmitter	Director	November 19, 2009
Craig Schmitter

/s/ Kevin Nowlan	Vice President and Treasurer	November 19, 2009
Kevin Nowlan	(principal financial officer)

/s/ Daniel Hopgood	Vice President, Controller	November 19, 2009
Daniel Hopgood	(principal accounting officer)
and Director

EXHIBIT INDEX

Page Number
1*	Form of Underwriting Agreement.

4.1	Restated Articles of Incorporation of ArvinMeritor, filed as Exhibit 4.01 to ArvinMeritor’s Registration Statement on Form S-4, as amended (Registration No. 333-36448), is incorporated herein by reference.

4.2	By-Laws of ArvinMeritor, filed as Exhibit 3 to the ArvinMeritor’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2003 (File No. 1-15983), is incorporated herein by reference.

4.3	Rights Agreement, dated as of July 3, 2000, by ArvinMeritor and The Bank of New York (successor to EquiServe Trust Company, N.A.), as rights agent, filed as Exhibit 4.03 to ArvinMeritor’s Registration Statement on Form S-4, as amended (Registration No. 333 36448), is incorporated herein by reference.

4.4a	Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, filed as Exhibit 4 to Meritor Automotive Inc.’s Registration Statement on Form S-3 (Registration No. 333-49777), is incorporated herein by reference.

4.4b	First Supplemental Indenture, dated as of July 7, 2000, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, filed as Exhibit 4-b-1 to ArvinMeritor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 1-15983), is incorporated herein by reference.

4.4c	Second Supplemental Indenture, dated as of July 6, 2004, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, filed as Exhibit 4-a to ArvinMeritor’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2004 (File No. 1-15983), is incorporated by reference.

4.4d	Third Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of April 1, 1998, between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (including Subsidiary Guaranty dated as of June 23, 2006), filed as Exhibit 4.2 to ArvinMeritor’s Current Report on Form 8-K, dated June 23, 2006 and filed on June 27, 2006 (File No. 1-15983), is incorporated herein by reference.

4.4e	Form of Indenture between ArvinMeritor and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to convertible debt.

4.5*	Form of Debt Securities.

4.6*	Form of any articles of amendment to the Restated Articles of Incorporation of ArvinMeritor, setting forth the preferences and rights with respect to any preferred stock issued hereunder.

Page Number
4.7*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.8*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.9*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

5.1	Opinion of Chadbourne & Parke LLP.

5.2	Opinion of Baker & Daniels LLP.

12	Computation of ratio of earnings to fixed charges.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.3	Consent of Baker & Daniels LLP, contained in its opinion filed as Exhibit 5.2 to this registration statement.

23.4	Consent of Bates White LLC.

23.5	Consent of Vernon G. Baker, II, Esq., Senior Vice President and General Counsel of ArvinMeritor.

24	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of ArvinMeritor.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee under the indenture referenced in Exhibit 4.4a to this registration statement.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the form of indenture referenced in Exhibit 4.4e to this registration statement.

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.

2